Exhibit 99

          Heritage Financial Group Completes Inaugural Annual Meeting;
              Company Comments On Its Upcoming Expansion in Florida


     ALBANY, Ga.--(BUSINESS WIRE)--May 17, 2006--Heritage Financial Group (NASDAQ/NM:HBOS), the mid-tier holding company for HeritageBank of the South, today held its first annual meeting of stockholders since the Company's initial public offering last June.
     Speaking to stockholders assembled at the meeting, President and Chief Executive Officer Len Dorminey commented on the Company's success in 2005 and its growth plans for 2006. "This past year was a milestone period for us, as we made notable strides in many areas of our business. Of course, the most significant event of the year was the completion of our initial public stock offering on June 30, 2005. The capital provided by that offering already is at work strengthening our ability to meet the financial needs of customers across our markets and extending the reach of our branch network.
     "Perhaps the most concrete evidence of this can be seen in a recently announced agreement with Ameris Bancorp that will lead to our entry into the Florida market," Dorminey continued. "We currently plan to conclude this transaction by June 1 and commence operations in Florida on or about July 31. Assuming we close the transaction on schedule, we intend to open a Florida banking location by August 1, 2006."
     Commenting on the Company's financial results last year, Dorminey noted the continued growth of Heritage Financial Group in 2005, as total assets advanced 6% versus the total at December 31, 2004. "This increase reflected strong loan originations that translated into solid growth in our loan portfolio," Dorminey stated. "Although net income for 2005 did not match the total for 2004, our fundamental operations remained strong, driven by an upturn in net interest margins during the year. Importantly, the decline in comparable earnings for the year, and continuing into 2006, reflected higher costs attributable to the investments we made in our systems and structure last year, not to mention those changes that occurred in connection with our transition to public ownership. With solid underlying trends in our business, including good loan growth and improving margins, we remain confident about our long-term performance.
     Dorminey also noted that, because of its growth, Heritage Financial Group was able to implement its planned dividend policy during the fourth quarter of 2005. The Company's Board set the initial quarterly cash dividend rate at $0.05 per common share, which was paid on November 21, 2005. The most recently declared dividend of $0.05 per share will be paid on May 19, 2006, to stockholders of record as of May 5, 2006.
     At the annual meeting, stockholders elected two directors for three-year terms that expire with the 2009 annual meeting: Antone Lehr, Chairman of the Board of Heritage Financial Group, and Leonard Dorminey, President and Chief Executive Officer of Heritage Financial Group. The Company's Directors continuing in office to future years include: Douglas J. McGinley; Joseph C. Burger, Jr.; and Carol W. Slappey, President of HeritageBank of the South.
     In other formal business conducted at the meeting, stockholders approved the Heritage Financial Group 2006 Equity Incentive Plan and ratified the appointment of Mauldin & Jenkins, LLC as the Company's independent registered public accounting firm for 2006.
     Heritage Financial Group is the mid-tier holding company for HeritageBank of the South, a community-oriented bank serving primarily Albany, Georgia, and surrounding Dougherty, Lee and Worth counties in Georgia through six full-service banking offices. Tracing its origin to 1955 as a credit union, HeritageBank of the South converted to a federally chartered savings bank in 2001 and, in 2005, became a Georgia-chartered savings bank. As of March 31, 2006, Heritage Financial Group reported total assets of approximately $363 million. For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com, and see Investor Relations under About Us.
     Heritage, MHC, a mutual holding company formed in 2002, holds 70% of the shares of Heritage Financial Group. The remaining 30% of the Heritage Financial Group's shares are held by public stockholders following the Company's June 2005 initial public offering.
     Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and include this statement for purposes of these safe harbor provisions. Further information concerning the Company and its business, including additional factors that could materially affect our financial results, is included in our other filings with the SEC.


    CONTACT: Heritage Financial Group, Albany
             T. Heath Fountain, 229-878-3370